Exhibit 1.1(b)


               SHADOWROCK SEDONA GOLF RESORT AND CONFERENCE CENTER
                             UP SEDONA, INC., SELLER

                         PRINCIPAL DISTRIBUTOR AGREEMENT


                              ______________, 1997


United Property Investments Corp.
5745 North Scottsdale Road
Suite B-100
Scottsdale, Arizona 85020

Ladies and Gentlemen:

         UP Sedona, Inc., an Arizona corporations (the "Seller"), proposes to offer and sell to selected persons acceptable to the Seller, upon the terms and subject to the conditions set forth in the enclosed Prospectus, 225 Resort Hotel Investment Units consisting of a condominium unit in the ShadowRock Sedona Golf Resort and Conference Center, together with a Mandatory Rental Pool Agreement (the "Units") aggregating $43,827,100.

         The Seller has determined to use the services of securities dealers selected by it who are members of the National Association of Securities Dealers, Inc. (the "Soliciting Dealers") in connection with the offer and sale of the Units. The Seller has also determined to use your services as principal distributor in connection with the offer and sale of the Units. You are invited to become the principal distributor, and by your confirmation hereof you agree to act in such capacity to coordinate the selling efforts of the Soliciting Dealers through the activities of your regional marketing representatives and to prepare and furnish to the Soliciting Dealers supplementary marketing and other explanatory materials regarding the offering and sale of the Units. For the services of the Soliciting Dealers in soliciting and obtaining purchasers of Units, the Seller will pay to each Soliciting Dealer a percentage selling commission for each Unit sold by the Seller through the efforts of such Soliciting Dealer up to a maximum of 22% per Unit. In consideration for your services as principal distributor, the Seller will pay you 2% of the total purchase price of all Units.

         1. BENEFITS AND OBLIGATIONS. In consideration of your agreement to act as principal distributor hereunder, the Seller agrees that you shall be entitled hereunder to all of the benefits, protections, warranties and rights granted to you as a Soliciting Dealer in the Soliciting Dealer Agreement between the Seller and the Soliciting Dealers (including you), as if the same were fully set forth herein. You further agree that the Seller shall be entitled hereunder to all of the benefits, protections, warranties and rights granted to it in such Soliciting Dealer Agreement, as if the same were fully set forth herein.

         2. COMPENSATION.  The Seller will pay you the compensation described in
Section 1 above with respect to acting as principal distributor pursuant to monthly draws as agreed to between the parties.

United Property Investments Corp.
________________, 1997
Page 2


         3. ESCROW ACCOUNT. As principal distributor, you will assist Seller in reviewing Purchase Contracts and to determine whether Seller should accept the proposed purchaser and shall forward to the Escrow Agent checks and a copy of the Purchase Contracts by noon of the second business day after receiving the documents from Soliciting Dealers.

         4. EFFECTIVE DATE AND TERMINATION. Provided that this Agreement shall then have been executed and delivered, this Agreement shall become effective at 11:00 A.M., Phoenix time, on the first full business day following the effective date of the registration statement relating to the Units OR at such earlier time after the registration statement becomes effective as the Seller shall first release the Units for sale to the public. For the purposes of this PARAGRAPH 4, the Units shall be deemed to have been released for sale to the public upon release by the Seller of correspondence or other notification to you and the other Soliciting Dealers indicating the effectiveness of the registration statement, whichever shall FIRST OCCUR.

         5. NOTICES. Except as in this Agreement otherwise provided, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Seller, such notice shall be in writing addressed to the Seller, at 5745 North Scottsdale Road, Suite B-101, Scottsdale, Arizona 85020,
Attention: William Oliver, President, and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to you, such notice shall be in writing addressed to you at such address as you shall have included on the signature page of this Agreement, or at such other address as you shall have furnished in writing to the Seller for the purpose of such notice. Any notice referred to herein may be given in writing or by telegraph or telephone and, if by telegraph or telephone, shall be immediately confirmed in writing. Notice (unless actual) shall be effective upon mailing or telegraphic transmission, as the case may be.

         Please confirm your agreement to become the principal distributor under the terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to the Seller at 5745 North Scottsdale Road, Suite B-101, Scottsdale, Arizona 85020, Attention: William Oliver.

                                      Very truly yours,

                                      UP SEDONA INC.

                                      By:
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                                      Its:
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AGREED AND ACCEPTED:

By:
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Its:
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Address:
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